Exhibit 99.1

STOCKCROSS SHARE REPURCHASE AGREEMENT

This StockCross Share Repurchase Agreement (as amended from time to time, this "Agreement") dated as of January 18, 2019 (this “Agreement"), is by and among tZERO Group, Inc., a Delaware corporation ("t ZERO"), StockCross Financial Services, Inc., a Massachusetts corporation (" StockCross") and Muriel Siebert & Co., Inc., a Delaware Corporation (" Siebert").

StockCross and Siebert are sometimes referred to in this Agreement together as the "Purchasing Parties" or each individually as a "Purchasing Party." tZERO, StockCross, and Siebert are sometimes referred to in this Agreement together as the "Parties" or each individually as a "Party."

In consideration of the agreements contained herein and such other consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I. DEFINITIONS

I.            Capitalized words used, but not otherwise defined in this Agreement, shall be defined as follows:

StockCross Designees:	One or more persons designated by StockCross at least 5 business days prior to Closing that are reasonably acceptable to tZERO.

StockCross Shares:	1,476,600 shares of common stock, par value $0.0016 per share, of StockCross.

ARTICLE II. SHARE REPURCHASE

2.
Repurchase of StockCross Shares. At the Closing (as defined below), tZERO shall sell 62.5% of the StockCross Shares to Siebert and the remaining 37.5% of the StockCross Shares to StockCross or StockCross Designees and, as consideration therefore, Siebert shall pay or cause to be paid to tZERO an aggregate purchase price equal to $3,665,625 (the "Siebert Share Repurchase Price" ) and StockCross shall pay or cause to be paid to tZERO an aggregate purchase price equal to $2,199,375 (the "StockCross Share Repurchase Price" ) for a total of $5,865,000 (the "Total Share Repurchase Price”).

3.
Payment of the StockCross Share Repurchase Price. At the Closing, StockCross shall pay, or cause to be paid, to tZERO the StockCross Share Repurchase Price by wire transfer of immediately available funds to the account specified in writing by tZERO.

4.
Payment of the Siebert Share Repurchase Price. At the Closing, Siebert shall pay, or cause to be paid, to tZERO the Siebert Share Repurchase Price by wire transfer of immediately available funds to the account specified in writing by tZERO.

5.
StockCross Stock Power. At the Closing, tZERO shall deliver to Siebert and StockCross, duly executed Irrevocable Stock Powers for the transfer of their respective StockCross Shares (in the form attached hereto as Exhibit A (each a "StockCross Stock Power")), together with (i) the original stock certificates with respect to the StockCross Shares or (ii) an affidavit of tZERO that the original stock certificate has been lost, irreparably mutilated or destroyed.

6.
Closing. The closing of the share repurchases contemplated by this Agreement (the "Closing") shall be at the time and on the date mutually agreed upon by tZERO and the Purchasing Parties, and may be on the date of this Agreement.

7.	Representations and Warranties of StockCross and Siebert. The following representations and warranties are hereby made by each of the Purchasing Parties:

(a)
Authority, Validity and Effect. Such Purchasing Party has all requisite authority and full legal capacity to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated herein and therein. This Agreement has been duly executed and delivered by such Purchasing Party pursuant to all necessary authorization and is the legal, valid and binding obligation of such Purchasing Party, enforceable against such Purchasing Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and other similar laws and principles of equity affecting creditors' rights and remedies generally.

(b)
No Conflict: No Consents. Neither the execution and delivery of this Agreement nor the consummation of any or all of the contemplated transactions will (a) violate any provision of the Operating Agreement or other governing instrument of the Purchasing Party, or (b) violate, be in conflict with, or constitute a default (or an event which, with the notice or lapse of time or both, would constitute a default) under any agreement or commitment to which such Purchasing Party is a party or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other governmental body applicable to such Purchasing Party or any StockCross Designee. No consent, novation, approval, authorization, qualification, waiver, registration or notification required to be obtained from, filed with or delivered to a governmental authority or any other person or entity in connection with the consummation of the transactions provided for herein, is required in connection with the execution and delivery by such Purchasing Party of this Agreement, or the consummation of the transactions contemplated hereby or thereby, including the transfer, to the extent applicable, of any StockCross Shares to any StockCross Designee.

ARTICLE III. MISCELLANEOUS

8.	Representations and Warranties of tZERO. The following representations and warranties are hereby made by tZERO:

(a)	Authority, Validity and Effect. tZERO has all requisite authority and full legal capacity to enter into and perform its obligations under this Agreement, the StockCross

Stock Powers and to consummate the transactions contemplated herein and therein. This Agreement and the StockCross Stock Powers has been duly executed and delivered by tZERO pursuant to all necessary authorization and are the legal, valid and binding obligation of tZERO, enforceable against tZERO in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and other similar laws and principles of equity affecting creditors' rights and remedies generally.

(b)
No Conflict; No Consents. Neither the execution of this Agreement or the StockCross Stock Powers, nor the performance by tZERO of its obligations hereunder, will result in the creation or imposition of any Lien with respect to, or otherwise have an adverse effect upon, the StockCross Shares. No consent, novation, approval, authorization, qualification, waiver, registration or notification required to be obtained from, filed with or delivered to a governmental authority or any other person or entity in connection with the consummation of the transactions provided for herein, is required in connection with the execution and delivery by tZERO of this Agreement or the StockCross Stock Powers, or the consummation of the transactions contemplated hereby or thereby.

(c)
Title. The StockCross Shares are held by tZERO free and clear of any Liens. Upon the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof , the Purchasing Parties, as applicable, will acquire good and valid title to their respective StockCross Shares, free and clear of all Liens.

9.
Heading; Counterparts. The headings contained in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect. This Agreement may be executed in separate counterparts by the Parties (including electronically-transmitted counterparts), each of which will be deemed an original, but both of which together constitute one and the same instrument.

10.
Severability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the legality, validity and enforceability of the remaining provisions of this Agreement will not be affected or impaired.

11.
Waiver. Compliance with the provisions of this Agreement may be waived only by a written instrument specifically referring to this Agreement and signed by the Party waiving compliance. No course of dealing, nor any failure or delay in exercising any right, shall be construed as a waiver, and no single or partial exercise of a right shall preclude any other or further exercise of that or any other right.

12.
Entire Agreement. This Agreement and the StockCross Stock Powers are the exclusive statements of the agreement among the Parties concerning the subject matter in this Agreement. There are no representations, warranties, covenants, understandings or agreements, oral or otherwise, relating to the subject matter of this Agreement, other than those included herein.

13.
Survival of Representations and Warranties, Etc. All representations, warranties, covenants and undertakings set forth in this Agreement will survive the execution and delivery of this Agreement and the closing and the consummation of the transactions contemplated by this Agreement.

14.	No Assignment. The rights and obligations of the Parties under this Agreement may not be assigned without the prior written consent of the other Parties.

15.
Third Party Beneficiaries. Nothing in this Agreement is intended or will be construed to confer on any person or entity other than the Parties or their successors and permitted assigns any rights or benefits under this Agreement.

16.
Confidentiality. Each Party agrees for itself, and on behalf of its affiliates and representatives (i) to maintain all information relating to this Agreement in strict confidence; (ii) not to disclose such information to any third parties, and (iii) not to use any such information for any purpose except in connection with any decision related to this Agreement, except in each case, to the extent required by applicable law. Nothing herein shall prevent any Party hereto from revealing publicly such information as may in the opinion of such Party's counsel be required to be disclosed under applicable federal securities laws or any other applicable law or regulation, provided that the disclosing Party shall, to the extent practicable, provide any proposed disclosure to the non-disclosing Party and provide such non-disclosing Party with a reasonable opportunity to review and comment upon such disclosure prior to its public disclosure.

17.
Publicity; Non-Disparagement. Neither Party shall issue, without consent of the other Party, any press release or make any public announcement with respect to this Agreement. Additionally, the Parties shall not disparage or otherwise communicate negative statements or opinions about another Party to this Agreement, regardless of the veracity of such statements or opinions.

18.	Governing Law. This Agreement will be construed and enforced in accordance with and governed by the laws of the State of New York.

19.
Mutual Release. By execution of this Agreement, except as set forth in the final sentence of this section, each Party for itself and for each of its past, present and future successors, predecessors, heirs, executors, administrators, assigns, dependents, affiliates, subsidiaries, successors, officers, directors , principals, employees , attorneys, members, equity holders, debt holders, consultants, principals managers, advisors, limited partners, general partners, advisors, sub-advisors, insurers or assigns (as to a Party, such above persons are collectively defined as such Party' s "Related Persons"), hereby expressly and irrevocably releases and discharges the other Party and its Related Persons, from all actions, cause of action, suits, debts, dues, sums of money, accounts, reimbursements, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty, equity or otherwise ("Claims" ), that any Party or its Related Persons ever had, now has or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever, whether or not known or unknown, from the beginning of the world to and through the date of the

Agreement against the other Party or such other Party’s Related Persons. Nothing in this section shall abridge, release, satisfy or discharge (i) any Parties' rights or obligations arising under this Agreement, or (ii) for so long as any Party beneficially owns any securities of the other Party (or its affiliates), such Party's rights or obligations arising under the terms of such securities.

20.
Section 1542 Waiver. In giving the releases set forth in this Agreement, which include claims which may be unknown to you at present, the Parties, as applicable, acknowledge each has read and understands Section 1542 of the California Civil Code which reads as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor. You hereby expressly waive and relinquish all rights and benefits under that section and any law or legal principle of similar effect in any jurisdiction with respect to the releases granted herein, including but not limited to the release of unknown and unsuspected claims granted in this Agreement."

IN WITNESS WHEREOF, the tZERO has executed this Agreement as of the date first above written.

tZERO Group, INc.

EXHIBIT A

StockCross Irrevocable Stock Power

FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer To                                       , a                                     corporation (the "StockCross"),__________________shares of common stock, par value $0.016 per share, of StockCross Financial Services, Inc., a Massachusetts corporation ("StockCross"), represented by Certificate No. 47 standing in the name of the undersigned on the books of StockCross.

Dated: January 18, 2019

IN WITNESS WHEREOF, StockCross Financial Services, Inc. has executed this Agreement as of the date first above written.

StockCross Financial Services, Inc.

IN WITNESS WHEREOF, Muriel Siebert & Co., Inc. has executed this Agreement as of the date first above written.